                                                                    Exhibit 10.8

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, dated as of September 2,1997, between Applied Language Technologies, a Delaware corporation ("ALTech" or the "Company"), and Stuart Patterson (hereinafter referred to as "Employee").

WITNESSETH:

WHEREAS, the Board of Directors of ALTech believes that the services of Employee would be of value to ALTech and is desirous of retaining his services; and

WHEREAS, Employee is willing to accept employment by ALTech upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and of the mutual benefits herein provided, ALTech and Employee hereby agree as follows:

1.    TERM OF EMPLOYMENT

Subject to termination as provided in Section 5 hereof, the Company shall employ Employee, and Employee accepts employment by the Company, on the terms and conditions herein contained, for a period commencing as of September 2, 1997 (the "Employment Date") and ending on the third anniversary thereof (the period from the date hereof through such third anniversary being hereinafter referred to as the "Employment Period").

2.    DUTIES

2.1. General Duties. During the Employment Period, Employee shall serve the Company as President. In this capacity Employee shall be generally responsible for marketing and sales, and shall, with the CEO, participate in the Company's financial planning and decision making. Employee shall also participate with senior management in setting strategic goals and operating plans for the Company. The Company agrees that it shall not substantially and materially lessen these general duties and responsibilities without the consent of Employee.

2.2. Primary Activity. During the Employment Period, Employee shall devote substantially all of his working time and energy to the interests and business of the Company provided, however, that Employee shall be excused from performing any services for the Company or its subsidiaries hereunder during periods of temporary illness or incapacity and during reasonable vacations. During the Employment Period, Employee shall, to the best of his skill and ability, use his best efforts and endeavors to the extension and promotion of the business of the Company and its subsidiaries, to the proper servicing of such business and to the protection of the goodwill of such business, both as now enjoyed and hereafter acquired.

3.    COMPENSATION

As full compensation to Employee for performance of his services hereunder, the Company agrees to pay Employee and Employee agrees to accept the following salary and other benefits during the Employment Period:

      (a) Salary: Until January 1,1998, the Company shall pay the Employee a salary at an annual rate of $125,000. Thereafter the Company shall pay the Employee a salary at an annual rate of $150,000 (the "Base Salary").

      (b) Performance Bonus: Beginning January 1,1998, Employee shall be eligible to earn an annual performance bonus (the "Performance Bonus"), targeted at $50,000. The Performance Bonus shall be based upon Employee and the Company attaining certain goals which shall be decided upon by management at the beginning of each calendar year, acceptable to Employee, and approved by ALTech's Board of Directors.

      (c) Health Insurance: The Company shall, during the Employment Period, pay 80% of the premium for the Employee and 50% for all dependents of the health insurance plan carried by the Company.

      (d) Incentive Stock Options: The Company shall grant Employee 475,000 qualified incentive stock options to purchase shares of the Company's common stock, 1/5 of which shall vest upon the first anniversary of the Employee's Employment date. The remainder shall vest in 48 equal monthly increments. The stock options shall have an exercise price of $.50. During the Employment Period, in the event of an acquisition or merger in which ALTech is not the surviving entity (a "Corporate Transaction"), Employee shall have the right to exercise 50% of all unvested options as of the effective date of the Corporate Transaction. The other terms and conditions of the options shall be in accordance with the Company's 1995 Stock Option Plan, as amended, and the related stock option grants and agreements.

      (e) Other Benefits: Employee shall be entitled to one vacation day per each month employed and three personal days each calendar year. ALTech shall pay for term life insurance up to $1,000,000 in coverage and long-term disability insurance, or, at Employee's option, reimburse Employee's out-of-pocket costs for life and disability insurance up to an amount approximately equivalent to that expended by the Company to provide similar benefits to ALTech's other senior management. Employee shall also fully participate in any present or future insurance, pension, retirement, profit-sharing or other compensation or incentive plans adopted by the Company, for the general overall benefit of senior management of the Company, the extent and manner of participation to be determined by the Board of Directors of the Company.

4.    CERTAIN COVENANTS

In order to induce the Company to enter into this Agreement Employee hereby has executed an Employee Confidentiality and Intellectual Property Assignment and Agreement, attached as Exhibit A, which is made a part hereof, and an Employee Non-Competition Agreement, attached as Exhibit B, which is made a part hereof.

5.    TERMINATION OF EMPLOYMENT

The Employment Period shall cease and terminate upon the earliest date on which one of the events specified below occurs (the Date of Termination):

      (a)   The close of business on the last day of the Employment Period;

      (b)   The death of Employee;

      (c) A material breach by Employee (if the Company elects to terminate this Agreement) or the Company (if the Employee elects to terminate this Agreement) of this Agreement;

      (d) Termination of Employee's employment by the Company for Good Cause, which shall be defined as any of the following:

            (i) Material misrepresentations knowingly made by Employee to the Company or the Company's partners, affiliates or customers;

            (ii) Chronic absenteeism not caused by disability;

            (iii) Mental or physical disability rendering employee substantially incapable of performing his duties for a continuous period greater than six months;

            (iv) Conviction for a criminal offense;

            (v) Drug or alcohol abuse;

            (vi) Conduct constituting sexual harrassment or bias based on race, creed or gender;

            (vii) Repeated and documented failure or refusal to perform the duties and responsibilities of Employee's post.

      (e) Employee's voluntary serverance of employment with the Company for any reason.

6.    SEVERANCE PAYMENT

6.1. Termination by the Board of Directors. The Board of Directors may at any time, in its sole discretion, terminate Employee for any cause, including, but not limited to failure to perform adequately his responsibilities as President. In the event of any such termination, provided such termination is not due to reason specificied in Section 5 hereof, the Company shall, within 15 days following the effective date of such termination, pay Employee a severance payment of $75,000 (the "Severance Payment").

6.2. Appointment of Third Party as Chief Executive Officer. In the event that the Board of Directors appoints a third party other than Employee as Chief Executive Officer to replace William O'Farrell the Employee may, within one year of such appointment, voluntarily terminate his employment with the Company and the Company shall pay Employee the Severance Payment within 15 days following the effective date of termination; provided, however, that the Company shall be under no obligation to make the Severance Payment if such voluntarily termination occurs within less than one year of the Employment Date.

6.3. Termination as Chief Executive Officer. The Company shall also pay the Severance Payment in the event that Employee is appointed Chief Executive Officer to replace William O'Farrell, but is terminated by the Board of Directors in less than six months following such appointment (other than termination for a reason specified in Section 5 hereof. The Severance Payment shall be paid within 15 days of such termination.

6.4. Expiration of this Agreement. The Company shall also pay the Severance Payment in the event this Agreement expires at the close of the Employment Period, as defined in Section One hereof, and there exists no other employment agreement between Employee and the Company.

7.    ASSIGNMENT

This Agreement shall not be assigned by the Employee. The Company shall have the right to assign its rights hereunder pursuant to any merger, acquisition, consolidation or other event in which the Company is not the surviving entity, provided that the surviving entity is bound by the terms hereof.

8.    MISCELLANEOUS

8.1. Entire Agreement. This Agreement supersedes any prior agreements and embodies the entire understanding between the parties hereto respecting the subject matter hereof and no change, alteration or modification hereof may be made except in writing signed by both parties hereto.

8.2. Headings. The headings in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement or to limit or otherwise affect the meaning hereof.

8.3. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby. Additionally, any and all covenants not to compete shall be construed as separate and independent covenants so that, in case any one or more of the covenants or any part of a covenant shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other covenant or part of a covenant, but any and all such covenants not to compete shall be reformed and construed in such jurisdiction as if such covenant or part of a covenant held to be invalid or illegal or unenforceable had never been contained herein and such covenant or part shall be reformed so that, it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

8.4. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

8.5. Additional Assurances. Each party shall execute, acknowledge and deliver such additional documents, writing or assurances as the other may periodically require so as to give full force and effect to the provisions of this Agreement.


IN WITNESS WHEREOF, The parties have hereto executed this Agreement as of the date first above written.

Employee                        Applied Language Technologies

/s/ Stuart R. Patterson         /s/ W. J. O'Farrell
--------------------------      ------------------------------

By: STUART R. PATTERSON         By: W. J. O'FARRELL
--------------------------      ------------------------------

                                Title: CEO
                                ------------------------------

                       APPLIED LANGUAGE TECHNOLOGIES, INC.
                                695 Atlantic Ave.
                           Boston, Massachusetts 02111

EMPLOYEE CONFIDENTIALITY AND INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

Name: Stuart R. Patterson     Employment Date: 9/2/97     (Type or Print)
      -------------------                      ------

      In consideration of my employment, continued employment and the salary/wages paid to me by Applied Language Technologies, Inc. or any of its parent, subsidiary or affiliate companies (all hereafter collectively called "ALTech") and other good and valuable consideration, I understand and agree to the following provisions for the protection of the property rights of ALTech and for the protection of the rights of others who have entrusted ALTech with confidential proprietary information:

      1. Disclosure to ALTech. I agree to disclose fully and promptly to ALTech all Proprietary Information which is developed, conceived, reduced to practice or learned by me solely or jointly with others, at any time during the term of my employment I agree to make and maintain written records of the aforesaid Proprietary Information and to submit promptly the same, and to make supplemental oral disclosure, to ALTech. The term "Proprietary Information" means all intellectual and physical work product having actual or potential value to ALTech including inventions, whether or not patentable and whether or not tested or reduced to practice, discoveries, ideas, conceptions, processes, developments, designs, business plans, trade secrets, mask works, and tangible expressions, whether or not copyrightable, computer software, systems, programs or procedures, which are developed, conceived, reduced to practice or learned by employees or consultants of ALTech solely or jointly with others, which Proprietary Information (a) relates to the current business activities of ALTech, (b) results from, or is suggested by, work which is performed for ALTech or which is funded in whole or in part by ALTech, or (c) results from any use of premises, equipment or property (tangible or intangible) owned, leased, licensed or contracted for by ALTech.

      2. Ownership and Assignment of Rights to ALTech. I agree to assign and hereby do assign to ALTech as its exclusive property the entire right, title and interest in and to all Proprietary Information embraced by Paragraph 1 above, including without limitation, all patents, patent applications and copyrights. I further agree to execute all papers, and otherwise to provide all requested assistance, at the expense of ALTech, during and subsequent to my employment, to enable ALTech or its nominees to obtain such patents, copyrights and other legal protection as it may desire in any country. All copyrightable work ("Work") created by me in connection with my employment is intended to be a "work made for hire" as that term is defined in Section 101 of the Copyright Act of 1976, as amended (the "Copyright Act"), and shall be the property of ALTech and ALTech shall be the sole author of such work within the meaning of the Copyright Act. All such Works, as well as copies of such Works in whatever medium fixed or embodied, shall be owned exclusively by ALTech and I expressly disclaim any interest in them. If the copyright to any such Works shall not be the property of ALTech by operation of law, I hereby assign and will assign to ALTech, without further consideration, all right, title and interest in such Work and will assist ALTech, at its expense, to secure, maintain and defend for the benefit of ALTech all copyrights, registrations, extensions and renewals on any and all such Work, including translations thereof in any and all countries, such Work to be and remain the property of ALTech whether copyrighted or not.

      I hereby waive all moral rights and all inalienable rights that I may have in any Work, including without limitation, any right to identification of authorship, any right of approval on modifications or limitation on subsequent modifications. To the extent that this waiver is deemed unenforceable under applicable law, I acknowledge and agree that I will not exercise any such inalienable right without the specific prior written consent of ALTech.

      In the event that ALTech is unable, after reasonable effort, to secure my signature on letters, patent, copyright or other documents relating to any Proprietary Information, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint ALTech and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application(s) and to take all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other documents with the same legal force and effect as if executed by me.

      The assignment provisions of this Agreement shall not apply to Proprietary Information which is exempt from assignment under the applicable laws of the state of employment. I agree, however, that ALTech shall have a non-exclusive, fully paid license to use for all purposes any Proprietary Information within the scope of the actual or anticipated business of ALTech but not assigned to ALTech under this Agreement unless such a license is prohibited by statute or by a court of last resort and final jurisdiction.

      I understand and agree that ALTech shall determine, in its sole and absolute discretion, whether an application for or registration of any patent, copyright or other intellectual property right shall be filed on any development assigned to ALTech under this Agreement, and whether such an application shall be prosecuted or abandoned prior to issuance or registration.

      3. Confidentiality. I agree to preserve in confidence, and not to use, to publish, or to otherwise disclose, either during or subsequent to my employment, without the written permission of ALTech, any Confidential Information. The term "Confidential Information" means any Proprietary Information or any knowledge, information or materials about the products, services, know-how, research and development, customers, or business plans of ALTech or any confidential information about financial matters, marketing, pricing, compensation or any other confidential information of ALTech, its customers, or others from whom ALTech has received information under obligations of confidence.

      The conditions of Paragraph 3 hereof shall not apply to information which:

      (a) was in the public domain or generally available to the public prior to my receipt thereof, or which subsequently becomes part of the public domain or generally available to the public except by my wrongful act; or

      (b)   was in my possession prior to receipt from ALTech; or

      (c) is received by me from a third party, unless I know or have reason to know of an obligation of secrecy of the third party to ALTech with respect to such information; or

      (d)   is required by law to be disclosed.

      4. Confidential Information of Others. I agree not to disclose to ALTech, or to use in my work at ALTech (a) any confidential information belonging to others, or (b) any prior inventions made by me which ALTech is not entitled to learn of or use.

      5. Return of Materials. Upon the request of ALTech at any time and in the event of the termination of my employment at ALTech, whether or not such termination is voluntary, I will deliver promptly to my superior at ALTech all documents which relate to the business activities of

ALTech, and all materials and things which belong to ALTech or have been given to me by ALTech or others during the course of my employment.

      6. Prior Agreements. I represent that I have attached hereto a copy of any agreement (such as a prior employment agreement) which affects my ability to comply with the terms of this agreement. If there is no such agreement, I have written my initials here: /s/ SRP

      7. Enforcement. I agree that ALTech would not be fairly compensated by money damages for any breach of this Agreement by me and therefore in the event of a breach or threatened breach of this Agreement ALTech shall be entitled to specific performance, an injunction and other equitable relief in addition to money damages and other legal remedies. I hereby waive any requirement that ALTech post a bond or surety in connection with its attempts to enforce this Agreement.

      8. Miscellaneous. This Agreement shall be binding on my executors, administrators, heirs, legal representatives or assigns, and may not be modified except in writing with the approval of an officer of ALTech. If any provision of this Agreement is determined to be illegal or unenforceable, because of the duration thereof or the area or scope covered, I hereby request any court making such determination to reduce the duration, area and/or scope so that in its reduced form such covenant shall be enforceable and I agree that in such event all remaining provisions shall remain in full force and effect. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts. This document sets forth the entire agreement between ALTech and me with respect to the matters set forth herein.


WITNESS                                 EMPLOYEE

/s/ W.J. Farrell                        /s/ Stuart R. Patterson
------------------------                ---------------------------

Date: 12/1/97                           Date: 12/1/97
      ------------------                      ---------------------

                                        Social Security No. ###-##-####
                                                            -----------

                       APPLIED LANGUAGE TECHNOLOGIES, INC.
                                695 Atlantic Ave.
                           Boston, Massachusetts 02111

                       EMPLOYEE NON-COMPETITION AGREEMENT

Name: Stuart R. Patterson     Employment Date: 9/2/97
      -------------------                      ------
      (Type or Print)

      In consideration of my employment, continued employment and the salary/wages paid to me by Applied Language Technologies, Inc. or any of its parent, subsidiary or affiliate companies (all hereafter collectively called "ALTech") and other good and valuable consideration, I understand and agree to the following provisions:

      1. Non-Competition. To the extent I was personally involved in or substantively knowledgeable of confidential ALTech developments, I will not during my employment and for a period of twelve (12) months after termination of my employment accept a consulting engagement or employment with a Competitor (as hereinafter defined), client or customer of ALTech without written permission from ALTech, which permission will not be unreasonably withheld in those instances where such engagement or employment does not involve risk of use or disclosure of Confidential Information. Competitor shall mean any company engaged in using speech recognition technology to create systems for telephone-based sales of goods or services. Notwithstanding the foregoing, I agree that the companies listed in Appendix 1 are competitors of ALTech for whom I shall not work as provided above. The listing of these specific companies is not intended to be a complete listing of all current or future competitors of ALTech.

      2. Definition of Confidential Information. The term "Confidential Information" means any Proprietary Information or any knowledge, information or materials about the products, services, know-how, research and development, customers, or business plans of ALTech or any confidential information about financial matters, marketing, pricing, compensation or any other confidential information of ALTech, its customers, or others from whom ALTech has received information under obligations of confidence.

      Confidential Information shall not include information which:

      (a) was in the public domain or generally available to the public prior to my receipt thereof, or which subsequently becomes part of the public domain or generally available to the public except by my wrongful act; or

      (b)   was in my possession prior to receipt from ALTech; or

      (c) is received by me from a third party, unless I know or have reason to know of an obligation of secrecy of the third party to ALTech with respect to such information; or

      (d)   is required by law to be disclosed.

      3. Definition of Proprietary Information. The term "Proprietary Information" means all intellectual and physical work product having actual or potential value to ALTech including inventions, whether or not patentable and whether or not tested or reduced to practice, discoveries, ideas, conceptions, processes, developments, designs, business plans, trade secrets, mask works and tangible expressions, whether or not copyrightable, computer software, systems, programs or procedures, which are developed, conceived, reduced to practice or learned by employees or consultants of ALTech solely or jointly with others, which Proprietary

Information (a) relates to the actual or anticipated business activities of ALTech, (b) results from, or is suggested by, work which is performed for ALTech or which is funded in whole or in part by ALTech, or (c) results from any use of premises, equipment or property (tangible or intangible) owned, leased, licensed or contracted for by ALTech.

      4. Enforcement I agree that ALTech would not be fairly compensated by money damages for any breach of this Agreement by me and therefore in the event of a breach or threatened breach of this Agreement ALTech shall be entitled to specific performance, an injunction and other equitable relief in addition to money damages and other legal remedies. I hereby waive any requirement that ALTech post a bond or surety in connection with its attempts to enforce this Agreement.

      5. Miscellaneous. This Agreement shall be binding on my executors, administrators, heirs, legal representatives or assigns, and may not be modified except in writing with the approval of an officer of ALTech. If any provision of this Agreement is determined to be illegal or unenforceable, because of the duration thereof or the area or scope covered, I hereby request any court making such determination to reduce the duration, area and/or scope so that in its reduced form such covenant shall be enforceable and I agree that in such event all remaining provisions shall remain in full force and effect. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts. This document sets forth the entire agreement between ALTech and me with respect to the matters set forth herein.


WITNESS                                 EMPLOYEE

/s/ W.J. Farrell                        /s/ Stuart R. Patterson
------------------------                ---------------------------

Date: 12-1-97                           Date: 12/1/97
      ------------------                      ---------------------

                                        Social Security No. ###-##-####
                                                            -----------

                                   Appendix I
               Competitors of Applied Language Technologies, Inc.

The following entities are deemed to be competitors of Applied Language Technologies, Inc. as of the date of this Agreement:

Voice Control Systems
BBN- Bolt Beraneck and Newman
Nuance
Pure Speech
Lucent
Northern Telecom

The listing of these specific companies is not intended to be a complete listing of all current or future competitors of ALTech.